UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2013

Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
On March 25, 2013, Apollo Group, Inc. issued a press release announcing its financial results for the three and six months ended February 28, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in Item 2.02 of this Form 8-K and the exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    Executive Management Change. On March 25, 2013, Joseph L. D’Amico, the President of Apollo Group, Inc. (the “Company”) resigned from his position as President and assumed the role of Executive Vice President and Advisor to the Chief Executive Officer. Mr. D’Amico will continue to serve as a member of the Board of Trustees of University of Phoenix and Western International University.
(b)    Mr. Zimmer Resignation. On March 21, 2013, George A. Zimmer notified the Company of his resignation from the Company’s Board of Directors, effective immediately, to focus on his other business ventures. Mr. Zimmer was a member of the Nominating and Governance Committee of the Board. Mr. Zimmer informed the Company that he had no disagreements with the Company’s operations, policies or practices that led to his decision.
Following Mr. Zimmer’s resignation, the Nominating and Governance Committee will be composed of independent directors Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner and Robert S. Murley.
(e)    Special Retention Awards. On March 21, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved special service-vesting retention awards for certain of the Company’s executive officers and other key individuals in the organization. The awards will be settled in cash upon vesting. Among the recipients of such awards were the following named executive officers of the Company in the indicated amounts:

NAME	POSITION	DOLLAR AMOUNT
Brian L. Swartz	Senior Vice President and Chief Financial Officer	$750,000
Robert W. Wrubel	Executive Vice President and Chief Innovation Officer	$750,000
Joseph L. D’Amico	Former President (Executive Vice President and Advisor to the Chief Executive Officer, as of March 25, 2013)	$300,000
The special retention awards vest and are payable as follows:
–    The retention award will vest in three equal annual installments contingent upon the executive officer’s continuation of employment with the Company through each annual vesting date. The award will be paid upon vesting, except that the first installment will be paid immediately, subject to repayment by the executive if the executive voluntarily terminates employment or is terminated by the Company for cause prior to the first annual vesting date.
–    The retention award will vest in full on an accelerated basis upon the involuntary termination of the executive officer’s employment by the Company other than for cause.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Text of press release of Apollo Group, Inc. dated March 25, 2013.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GROUP, INC.

March 25, 2013	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Text of press release of Apollo Group, Inc. dated March 25, 2013.